Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-166179 on Form S-8 of our report dated April 7, 2011, relating to the financial statements and financial statement schedules of China Lodging Group, Limited (which report expresses an unqualified opinion on the financial statements and financial statement schedules and includes explanatory paragraphs referring to (i) the adoption of FASB Accounting Standards Codification 810-10-65, “Consolidation — Overall — Transition and Open Effective Date Information” (previously Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51”), effective January 1, 2009, and (ii) the translation of Renminbi amounts to U.S. dollar amounts for the convenience of the readers in the United States of America), appearing in this Annual Report on Form 20-F of China Lodging Group, Limited for the year ended December 31, 2010.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Shanghai, China
April 7, 2011